UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2006

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-877-7000

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 10, 2006 (the “Closing Date”), Ralcorp Holdings, Inc. (“Ralcorp”) completed its purchase of 100% of the shares of Cottage Bakery, Inc. (“Cottage”), a leading manufacturer of frozen par-baked breads and frozen dough sold in the retail and foodservice channels (the “Transaction”). Parties to the previously announced definitive agreement to purchase Cottage’s stock (the “Stock Purchase Agreement”) were Cottage, a California corporation; Rivergate Partners, L.P.; Jamison Partners, L.P.; Terry R. Knutson and Rose Knutson, as Co-Trustees of the Terry and Rose Knutson 2000 Family Trust UTA 6/21/00; Church Resource Ministries; Bethel Tabernacle (a/k/a Bethel Open Bible Church) (all of the foregoing with the exception of Cottage collectively referred to as “Sellers”); Terry R. Knutson and Rose Knutson, each an individual of Lodi, California (collectively referred to as “Sellers’ Guarantor”); RH Financial Corporation, a wholly owned subsidiary of Ralcorp and a Nevada corporation (“Buyer”); and Ralcorp, a Missouri corporation, as the Buyer’s guarantor. Also on the Closing Date, Ralcorp entered into a definitive agreement to purchase the real estate used by Cottage. The real estate used by Cottage is subject to the terms of an existing lease which will remain operative until the purchase of the real estate is complete.

On the Closing Date, Ralcorp paid an aggregate cash purchase price of $170,840,000 (the “Stock Purchase Price”) to the Sellers for all of the stock of Cottage. The Stock Purchase Price is subject to a post-closing net asset adjustment. The cash purchase price for the real estate used by Cottage is $14,660,000. Any lease payments incurred between the Closing Date and the closing of the real estate transaction will be netted against the real estate purchase price. The purchase of the real estate is expected to close in January, 2007.

This foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Stock Purchase Agreement or the real estate purchase agreement. The foregoing description shall be qualified in its entirety by the terms and conditions of the Stock Purchase Agreement, a copy of which will be filed with Ralcorp’s Form 10-Q for its first quarter ended December 31, 2006.

Item 8.01	Other Events.

On November 10, 2006, Ralcorp Holdings, Inc. issued a press release announcing that it had completed the purchase of 100% of the shares of Cottage Bakery, Inc., a leading manufacturer of frozen par-baked breads and frozen dough sold in the retail and foodservice channels. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit 99.1	Press Release dated November 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date: November 16, 2006	By: /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated November 10, 2006.